Exhibit 99.1

CONTACT:

SimpleTech, Inc.

Mitch Gellman, Director of Investor Relations

949.260.8328 direct

949.232.5080 cell

ir@simpletech.com

SimpleTech Raises Earlier Guidance for the Third Quarter of 2004 Due to

Significant Increases in Stacking Memory Business and Gross Margin

SANTA ANA, Calif., Oct. 4, 2004--SimpleTech, Inc. (Nasdaq: STEC), a designer, manufacturer and marketer of custom and open-standard memory solutions based on Flash memory and DRAM technologies, today announced updated revenue and earnings guidance for its third quarter of 2004. During its August 5, 2004 conference call announcing second quarter results, SimpleTech provided guidance that third quarter 2004 revenues would range from $60 million to $62 million. SimpleTech now expects revenues to grow sequentially by 31% to 33% from $56.5 million for the second quarter of 2004 to between $74 million and $75 million for the third quarter of 2004. SimpleTech had also provided guidance that diluted earnings per share for the third quarter of 2004 would range from $0.02 to $0.03. SimpleTech now expects diluted earnings per share of $0.05 to $0.06 for the third quarter of 2004, compared to diluted earnings per share from continuing operations of $0.02 for the second quarter of 2004.

The increased revenue and earnings guidance resulted primarily from growth in SimpleTech’s stacking memory business. The company’s stacking memory business increased approximately 97% from $17.2 million in the second quarter of 2004 to approximately $34.0 million in the third quarter of 2004. This increase was attributable to greater demand and increased market share in the server and telecom sectors. SimpleTech’s gross profit margin increased from 14.6% in the second quarter of 2004 to approximately 18.0% for the third quarter of 2004 due primarily to leveraging production resources over a larger revenue base and a more stable component pricing environment compared to the second quarter of 2004.

SimpleTech will report its actual results of operations for the third quarter of 2004 on or about November 1, 2004, after the market close. A webcast conference call will take place that same day. The call will be open to all interested investors by dial-in and through a live audio Web broadcast.

About SimpleTech

SimpleTech, Inc. designs, manufactures and markets custom and open-standard memory solutions based on Flash and DRAM memory technologies. Headquartered in Santa Ana, California, the company offers a comprehensive line of over 2,500 products and specializes in developing high-density memory modules, memory cards and storage drives. For more information, please contact the company’s Investors Relations department at (949) 260-8328 (ir@simpletech.com) or visit www.simpletech.com

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning increased revenues to between $74 million and $75 million for the third quarter of 2004, earnings per share of $0.05 to $0.06 per share for the third quarter of 2004, increased revenues and market share from stacking memory products, and an increase in gross profit margins to 18%. Forward-looking statements may be identified by the fact that we use words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could change any of them, and could cause actual outcomes and results to differ materially from current expectations. The foregoing are our expectations for the third quarter of 2004, however, we have not finalized our financial statements for this period. When actual results of operations are reported, it is possible that the results will vary from our expectations set forth above. Important factors which could cause actual results to differ materially from our expectations expressed or implied in the forward-looking statements above are detailed under “Risk Factors” in filings with the Securities and Exchange Commission (the “SEC”) made from time to time by us, including, our Annual Report on Form 10-K, our quarterly report on Form 10-Q, and our current reports on Form 8-K. Other factors that could cause our actual results to differ materially from our expectations expressed or implied in the forward-looking statements include the following risks: fluctuations in our quarterly results, dependence on a small number of suppliers for our IC components, limited availability of DRAM and Flash IC components, the fluctuations in the costs of raw materials, declines in our average sales prices, changes in pricing and demand environment for our products, dependence on a limited number of customers for a significant portion of our revenues and difficulties in successfully implement new customer and supplier relationships. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.